NOVATION OF SUB-ADVISORY AGREEMENT

EXCHANGE PLACE ADVISORS TRUST

This Novation of Sub-Advisory Agreement (the “Novation Agreement”) is entered into this 20th day of December 2024 by and among North Square Investments, LLC (“North Square”), NSI Retail Advisors, LLC (“NSI Retail”), CSM Advisors, LLC (“CSM”) and Exchange Place Advisors Trust (the “Trust”) on behalf of the North Square Spectrum Alpha Fund, North Square Tactical Growth Fund, North Square Tactical Defensive Fund and North Square Multi Strategy Fund (each, a “Fund,” and together, the “Funds”).

WHEREAS, the Trust has retained North Square to render investment advisory services to the Funds pursuant to an investment advisory agreement dated May 10, 2019 between the Trust, on behalf of the Funds, and North Square (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement authorizes North Square to delegate some or all of its duties under the Advisory Agreement to one or more investment sub-advisers subject to approval by the Trust’s Board of Trustees;

WHEREAS, North Square has, in turn, retained NSI Retail to provide investment sub-advisory services to the Funds pursuant to a sub-advisory agreement dated June 14, 2021 between North Square and NSI Retail on behalf of the Funds (the “Sub-Advisory Agreement”);

WHEREAS, North Square, NSI Retail and CSM are all registered with the Securities and Exchange Commission as investment advisers under the Investment Advisers Act of 1940, as amended;

WHEREAS, North Square, NSI Retail, CSM and the Trust desire that CSM be substituted for NSI Retail as the Funds’ investment sub-adviser under the Sub-Advisory Agreement in a transaction which does not result in a change of actual control or management of the sub-adviser to the Funds in accordance with Rule 2a-6 under the Investment Company Act of 1940, as amended (the “1940 Act”), and is therefore not an “assignment” for purposes of Section 15(a)(4) of the 1940 Act; and

WHEREAS, NSI Retail desires to effect a novation of the Sub-Advisory Agreement so that CSM is substituted for NSI Retail as a party to such agreement and NSI Retail is released from its obligations under such agreement, CSM desires to accept the novation thereof, and North Square, NSI Retail and the Trust desire to consent to such novation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Novation and Acceptance. Subject to the terms and conditions contained herein, NSI Retail hereby affects a novation of the Sub-Advisory Agreement to substitute CSM for NSI Retail as a party to such agreement (the “Novation”), North Square, CSM and the Trust hereby consent to such Novation and hereby release NSI Retail from all of its duties and obligations under the Sub-Advisory Agreement, and CSM hereby accepts the Novation and hereby releases

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NSI Retail from all of its duties and obligations under the Sub-Advisory Agreement, and assumes all rights, duties and obligations of NSI Retail under such agreement.

2. Term. The Novation shall become effective as of the date hereof and shall extend for so long as the terms specified in Section 6 of the Sub-Advisory Agreement are satisfied or until terminated in accordance with said Section 6.

3. No Termination. The parties agree that the Novation shall not constitute an “assignment” of the Sub-Advisory Agreement for purposes of Section 6 of the Sub-Advisory Agreement or the 1940 Act, and that the Sub-Advisory Agreement, as so novated, shall remain in full force and effect after the Novation.

4. Technical Amendment. The parties agree that all references in the Sub-Advisory Agreement to NSI Retail shall hereby be changed to CSM.

This Novation Agreement may be executed in multiple counterparts and all counterparts so executed will constitute one and the same agreement binding on all of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the day and year first above written.

NORTH SQUARE INVESTMENTS, LLC

By: /s/ Alan E. Molotsky

Name: Alan E. Molotsky

Title: General Counsel and Senior

Managing Director

NSI RETAIL ADVISORS, LLC

By: /s/ Ulf Skreppen

Name: Ulf Skreppen

Title: COO and CCO

CSM ADVISORS, LLC

By: /s/ Ulf Skreppen

Name: Ulf Skreppen

Title: COO and CCO

EXCHANGE PLACE ADVISORS TRUST, on behalf of North Square Spectrum Alpha Fund, North Square Tactical Growth Fund, North Square Tactical Defensive Fund and North Square Multi Strategy Fund, series of the Trust

By: /s/ Ian Martin

Name: Ian Martin

Title: President

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